CUSIP No. 126369107                                            Page 7 of 7 Pages

                                    Exhibit 1

                            Agreement of Joint Filing

      The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, for the Series A Preferred Stock of CSI Business Finance, Inc. beneficially owned by Timothy J. Connolly and Jan Carson Connolly.

Date:  October 17, 2005



                                          /s/ Timothy J. Connolly
                                         ---------------------------------------
                                         Timothy J. Connolly

                                         /s/ Jan Carson Connollly
                                         ---------------------------------------
                                         Jan Carson Connolly